Exhibit 99.1

Conversion Labs Strengthens Board of Directors with Appointment of Two New Directors

NEW YORK, June 11, 2019 -- Conversion Labs, Inc. (OTCQB:CVLB) (the “Company” or “Conversion Labs”), an e-commerce company that builds proprietary consumer products and software brands, today announced that it has appointed Happy Walters and Bertrand Velge to its Board of Directors (the “Board”) effective June 11, 2019. In addition, the Company’s President, CEO and largest shareholder, Justin Schreiber will assume the role of Chairman of the Board. Former Chairman, John R. Strawn, Jr., will remain as a Director of the company.

“I’m extremely pleased to welcome Happy and Bertrand to Conversion Labs’ Board. They are two of the highest caliber individuals I’ve had the pleasure of working with and I believe their involvement and relationships will contribute to the Company’s long-term success,” stated Justin Schreiber, Conversion Labs’ Chairman and CEO. “They join Conversion Labs at an exciting time as we start to execute on our telemedicine joint venture with GogoMeds and continue to scale our existing brands.”

Conversion Labs believes the retail dominated prescription drug market represents an avenue for disruption through telemedicine, and has entered into a joint venture and strategic partnership agreement with GoGoMeds.com. GoGoMeds is a large online pharmacy licensed to dispense and ship prescription drugs to patients in all 50 states and the District of Columbia. Conversion Labs intends to use its proven online marketing expertise to offer branded and generic prescription drugs directly to consumers across the country.

About Happy Walters

Mr. Walters is the Co-Founder and CEO of Catalyst Sports & Media. Prior to that, he served as the founder, President and CEO of Relativity Sports, which he grew, through acquisitions and aggressive recruiting, into the second largest sports agency in the world. While at Relativity Sports, Mr. Walters represented star athletes such as Larry Fitzgerald, Leonard Williams and Dez Bryant. Mr. Walters also served as Relativity Media’s Co-President, overseeing certain areas of the company’s day-to-day operations in business segments such as Music, Fashion, and Digital Technology. He has also produced more than 20 films and television productions, such as “We’re the Millers”, “One in a Billion”, and Grammy-nominated “I’ll Sleep When I’m Dead”. He has also supervised and created soundtracks for more than 80 films, including blockbusters such as “The Fighter”, “The Big Lebowski”, “American Pie”, and “Blade II”.

About Bertrand Velge

Mr. Velge has over twenty-five years’ experience in multi-disciplinary, early stage venture investing in the mining, technology and healthcare sectors. He has been a Director since 1992 of several family owned companies which are directly or indirectly active in the wine, logistics, industrial and financial sectors in Belgium, France and the UK. Additionally, Mr. Velge is a managing director and co-founder of a family office that trades IPOs, equities, as well as forex products. He serves as a Director of another U.S. based portfolio company, Quantum Computing, Inc. Concurrent with his appointment as a Director of Conversion Labs’, Mr. Velge made a $250,000.00 investment into the company.

About Conversion Labs
Conversion Labs, Inc. (the "Company") is a technology-driven e-commerce company that builds proprietary consumer products and software. Conversion Labs’ global advertising technology infrastructure leverages the world’s largest social media, search and e-commerce platforms (Facebook, Google & Amazon) to rapidly and profitably grow our expanding product portfolio. Conversion Labs has also engaged in a joint venture with GoGoMeds in the telemedicine market. To learn more about our corporate strategy, brands, or for investor relations please visit www.conversionlabs.com or email us at info@conversionlabs.com.

Forward-Looking Statements
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other thing, statements regarding the offering, the expected gross proceeds, the expected use of proceeds and the expected closing of the offering. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company's ability to develop, market and sell its products; the expected benefits and efficacy of the Company's products; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company's business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in our filings with the SEC, including, our current reports on Form 8-K.

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